Exhibit 99.1

Aravive Reports First Quarter 2020 Financial Results and Provides Recent Corporate Updates

-     AVB-500 Phase 1b dose escalation ongoing at 20 mg/kg dose in platinum resistant ovarian cancer with potential for topline data in mid-2020

HOUSTON, May 6, 2020 – Aravive, Inc. (Nasdaq: ARAV), a clinical-stage biopharmaceutical company developing treatments designed to halt the progression of life-threatening diseases, including cancer and fibrosis, announced recent corporate updates and financial results for the first quarter ended March 31, 2020.

“The first quarter of 2020 marked an important period for Aravive, as demonstrated by the accomplishment of several key events, including the publication of encouraging preclinical findings supporting the advancement of our lead product candidate, AVB-500 in abstracts for the Society for Gynecologic Oncology 2020 Annual Meeting,” said Gail McIntyre, Ph.D., chief executive officer of Aravive. “Patient safety and trial integrity remain our top priorities as we continue to closely monitor the potential impact of COVID-19 to our ongoing programs and we are on schedule to have safety, pharmacokinetic and preliminary efficacy data from our Phase 1b platinum-resistant ovarian cancer study mid-2020. Looking ahead, the remainder of 2020 will be an important time for Aravive as we responsibly navigate the current global environment, enroll more patients into clinical trials and make progress towards changing the treatment paradigm for patients with cancer.”

Recent Corporate Updates

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Formed Strategic Collaboration with WuXi Biologics to Develop Novel High-Affinity Bispecific Antibodies Targeting Cancer and Fibrosis: In April 2020, Aravive and WuXi Biologics announced that they are collaborating to develop novel high-affinity bispecific antibodies against CCN2, also known as connective tissue growth factor (CTGF), implicated in cancer and fibrosis and identified from a similar target discovery screen that identified the significance of the AXL/GAS6 pathway in cancer.

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Announced Board Composition and Executive Management Transitions: In April 2020, Aravive announced the promotion of Gail McIntyre, Ph.D., from chief scientific officer to chief executive officer and her appointment to the board of directors. In addition, Aravive announced changes to its board of directors with the appointment of healthcare entrepreneur, Dr. Fred Eshelman, Pharm.D. as chairman and the resignations of Jay Shepard, Srinivas Akkaraju, M.D., Ph.D., Robert Hoffman and Rekha Hemrajani.

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Unveiled Multiple Abstracts Demonstrating the Potential of AVB-500 in multiple gynecologic cancers: In March 2020, multiple abstracts with results from preclinical studies were published on the website for the Society for Gynecologic Oncology (SGO) 2020 Annual Meeting. These studies demonstrate that AVB-500 improves anti-tumor effects when combined with the anti-angiogenic bevacizumab or the PARP inhibitor olaparib in pre-clinical uterine cancer models and AVB-500 induces ‘BRCA-ness’ through inhibition of GAS6/AXL signaling, increasing response to platinum and PARPi in a preclinical ovarian cancer model. The posters and a webcast of the intended SGO oral presentation are available on Aravive’s website at https://aravive.com/our-approach/.

Financial Results

Revenue for the three months ended March 31, 2020 was $0, compared to $1.7 million for the same period in 2019. Revenue for 2019 was derived solely from the Cancer Prevention Research Institute of Texas (CPRIT) grant.

Total operating expenses for the three months ended March 31, 2020 was $10.3 million, compared to $7.4 million for the same period in 2019.

Total operating expenses for the three months ended March 31, 2020 includes non-cash stock-based compensation expense of $0.7 million, compared to $1.0 million for the same period in 2019. In addition, for the three months ended March 31, 2020, there was a one-time non-cash charge for impairment of our right-of-use asset and leasehold improvements of $2.9 million.

Net loss for the three months ended March 31, 2020 was $10.8 million, or $0.72 per share, which included a one-time non-cash charge for impairment, compared to a net loss of $4.7 million, or $0.42 per share for the same period in 2019.

Cash Position

As of March 31, 2020, cash and cash equivalents was $60.7 million.

About Aravive

Aravive, Inc. (Nasdaq: ARAV) is a clinical-stage biopharmaceutical company developing treatments designed to halt the progression of life-threatening diseases, including cancer and fibrosis. Aravive’s lead product candidate, AVB-500, is an ultra-high affinity decoy protein that targets the GAS6-AXL signaling pathway. By capturing serum GAS6, AVB-500 starves the AXL pathway of its signal, potentially halting the biological programming that promotes disease progression. AXL receptor signaling plays an important role in multiple types of malignancies by promoting metastasis, cancer cell survival, resistance to treatments, and immune suppression. The GAS6-AXL signaling pathway also plays a significant role in fibrogenesis. Aravive is actively evaluating AVB-500 in platinum-resistant ovarian cancer and clear cell renal cell carcinoma and intends to expand development into additional oncology and fibrotic indications. Aravive is based in Houston, Texas and received a Product Development Award from the Cancer Prevention & Research Institute of Texas (CPRIT) in 2016. For more information, please visit www.aravive.com.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), express or implied, such as the potential for topline data in mid-2020 from the AVB-500 Phase 1b dose escalation ongoing at 20 mg/kg dose in platinum resistant ovarian cancer, the potential of AVB-500 in multiple gynecologic cancers and the expansion of the development of AVB-500 into additional oncology and fibrotic indications. Forward-looking statements are based on current beliefs and assumptions, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement as a result of various factors, including, but not limited to, risks and uncertainties related to: the Company’s ability to provide topline data as planned especially in light of COVID-19, the ability to properly fund the Company, the ability of the new directors and management team to deliver on the Company’s strategic vision and execute on its business plan, the impact of COVID-19 on the Company’s clinical strategy and fundraising, the Company’s ability to expand development into additional oncology and fibrotic indications, the Company’s dependence upon AVB-500, AVB-500’s ability to have favorable results in clinical trials, the clinical trials of AVB-500 having results that are as favorable as those of preclinical and clinical studies, the ability to receive regulatory approval, potential delays in the Company's clinical trials due to regulatory requirements or difficulty identifying qualified investigators or enrolling patients especially in light of the COVID-19 outbreak; the risk that AVB-500 may cause serious side effects or have properties that delay or prevent regulatory approval or limit its commercial potential; the risk that the Company may encounter difficulties in manufacturing AVB-500; if AVB-500 is approved, risks associated with its market acceptance, including pricing and reimbursement; potential difficulties enforcing the Company's intellectual property rights; the Company's reliance on its licensor of intellectual property and financing needs. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, recent Current Reports on Form 8-K and subsequent filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts for Aravive:

Investors:
Julie Seidel
Stern Investor Relations, Inc.
julie.seidel@sternir.com

212-362-1200

Media:
Heidi Chokeir, Ph.D.
Canale Communications
heidi@canalecomm.com
619-203-5391

Aravive, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
	(unaudited)
Revenue
Grant revenue	$—	$1,699
Operating expenses
Research and development	3,491	2,848
General and administrative	3,951	4,590
Loss on impairment of long-lived assets	2,870	—
Total operating expenses	10,312	7,438
Loss from operations	(10,312)	(5,739)
Interest income	217	346
Other (expense) income, net	(701)	689
Net loss	$(10,796)	$(4,704)
Net loss per share- basic and diluted	$(0.72)	$(0.42)
Weighted-average common shares used to compute basic and diluted net loss per share	15,013	11,273

Aravive, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets:
Cash and cash equivalents	$60,700	$65,134
Restricted cash	2,428	2,423
Other assets	2,673	5,867
Operating lease right-of-use assets	5,741	8,697
Total assets	$71,542	$82,121
Liabilities and stockholders' equity:
Accounts payable and accrued liabilities	$2,635	$2,575
Operating lease obligation	9,609	10,233
Contingent payable	295	264
Total liabilities	12,539	13,072
Total stockholders' equity	59,003	69,049
Total liabilities and stockholders’ equity	$71,542	$82,121